Exhibit 23.3
[Reznick Group, P.C. Letterhead]
CONSENT OF INDEPENDENT PUBLIC AUDITORS
Board of Directors
Maryland Bankcorp, Inc.
Lexington Park, Maryland
          We hereby consent to the inclusion in the Registration Statement on Form S-4 of Old Line Bancshares, Inc. (File No. 333-______) of our report dated March 25, 2010, with respect to the consolidated financial statements of Maryland Bankcorp, Inc., for the years ended December 31, 2009 and 2008, in the Registration Statement on Form S-4 of Old Line Bancshares, Inc. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Reznick Group, P.C.
REZNICK GROUP, P.C.

Baltimore, Maryland
November 8, 2010